                                                     EXHIBIT 25(a)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) -----

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                      (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                       60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                            NORWEST FINANCIAL, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              IOWA                                                42-1186565
   (STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

          206 EIGHT STREET
           DES MOINES, IOWA                                       50309
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16.    LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
            PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.   A copy of the existing by-laws of the trustee.*

            5.   Not Applicable.

            6.   The consent of the trustee required by
                 Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.   Not Applicable.

            9.   Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 2nd day of February, 1994.


                 THE FIRST NATIONAL BANK OF CHICAGO,
                 TRUSTEE,


                 By                 /S/ R. D. MANELLA
                                    R. D. MANELLA
                                    VICE PRESIDENT



      *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                February 2, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between Norwest Financial, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago


                                    By    /s/ R. D. Manella
                                          R. D. Manella
                                          Vice President

                                   EXHIBIT 7



      A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:    First National Bank of Chicago              Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                            Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                    DOLLAR AMOUNTS IN                       C400       <-
                                                                                                      ------------   -----
                                                                         THOUSANDS              RCFD  BIL MIL THOU
                                                                    ------------------          ----  ------------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RCA-A):
    a. Noninterest-bearing balances and currency and coin(1)  . .                               0081     6,140,040        1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . .                               0071     6,078,671        1.b.
2.  Securities (from Schedule RC-B) . . . . . . . . . . . . . . .                               0390       580,723        2
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . .                               0276     3,134,457        3.a.
    b. Securities purchased under agreements to resell  . . . . .                               0277       252,650        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . .           RCFD 2122  13,404,247                                 4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . .   RCFD 3123     343,005                                 4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . .   RCFD 3128          0                                  4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . .                               2125     13,061,242       4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . .                               2146      2,202,246       5.
6.  Premises and fixed assets (including capitalized leases)  . .                               2145        500,925       6.
7.  Other real estate owned (from Schedule RC-M)  . . . .                                       2150        111,329       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . .                               2130         14,491       8.
9.  Customers' liability to this bank on acceptances outstanding .                              2155        552,637       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . .                               2143        155,975      10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . .                               2160      2,847,290      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . .                               2170     35,632,676      12.

- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              First National Bank of Chicago             Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                           Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                     BIL MIL THOU
                                                                    ----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . .                               RCON 2200    14,261,174          13.a.
       (1) Noninterest-bearing(1) . . . . . . . .                 RCON 6631  6,124,322                                   13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . .         RCON 6636  8,136,852                                   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II) . . . .                                   RCFN 2200     10,168,389         13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . .         RCFN 6631   2,339,236                                  13.b.(1)
       (2) Interest-bearing                                       RCFN 6636   7,829,153                                  13.b.(2)
14.     Federal funds purchased and securities sold under
        agreements to repurchase in domestic offices of the bank
        and of its Edge and Agreement subsidiaries, and in IBFs:
        a. Federal funds purchased  . . . . . . . . . . . . .                           RCFD 0278       2,411,666        14.a.
        b. Securities sold under agreements to repurchase . .                           RCFD 0279           7,738        14.b.
15.     Demand notes issued to the U.S. Treasury . . . .                                RCON 2840         102,420        15.
16.     Other borrowed money . . . . . . . . . . . . . .                                RCFD 2850       1,871,318        16.
17.     Mortgage indebtedness and obligations under capitalized
        leases  . . . . . . . . . . . . . . . . . . .                                   RCFD 2910         267,000        17.
18.     Bank's liability on acceptance executed and outstanding                         RCFD 2920         552,637        18.
19.     Subordinated notes and debentures  . . . . . . . . . . .                        RCFD 3200       1,175,000        19.
20.     Other liabilities (from Schedule RC-G) . . . . .                                RCFD 2930       2,196,402        20.
21.     Total liabilities (sum of items 13 through 20) . . . . .                        RCFD 2948      33,013,744        21.
22.     Limited-Life preferred stock and related surplus . . . .                        RCFD 3282            0           22.
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus  . . . . .                        RCFD 3838            0           23.
24.     Common stock . . . . . . . . . . . . . . . . . .                                RCFD 3230         200,858        24.
25.     Surplus (exclude all surplus related to preferred stock)                        RCFD 3839       2,249,790        25.
26. a. Undivided profits and capital reserves . . . . . .                               RCFD 3632         169,255        26.a.
    b. LESS: Net unrealized loss on marketable equity
       securities . . . . . . . . . . . . . . . . . . . .                               RCFD 0297            0           26.b.
27.     Cumulative foreign currency translation adjustments  . .                        RCFD 3284            (971)       27.
28.     Total equity capital (sum of items 23 through 27)                               RCFD 3210       2,618,932        28.
29.     Total liabilities, limited-life preferred stock, and
        equity capital (sum of items 21, 22, and 28) .  . . .                           RCFD 3300      35,632,676        29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during 1992  . . .    RCFA 6724 N/A    M.1.


1 = Independent audit of the bank conducted in accordance      4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified      external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank      authority)
2 = Independent audit of the bank's parent holding company     5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing       auditors
    standards by a certified public accounting firm which      6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company           auditors
    (but not on the bank separately)                           7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in            8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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